UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

The Hillshire Brands Company

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 South Jefferson Street, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 4, 2014, The Hillshire Brands Company (the “Company”) announced that it will discontinue all production at its Florence, Alabama facility (the “facility”) by December 30, 2014. Presently, the facility houses breakfast sandwich and breakfast sausage cooking operations.

After a comprehensive business evaluation, management determined that the facility will not allow the Company to meet its efficiency or long-term profitability expectations. Production from the facility will be sourced from other locations within the Company’s operations network. This decision will impact approximately 1,100 employees.

As a result of the facility closure, the Company expects to incur total costs of approximately $34.4 million. These costs include cash severance charges of approximately $10.4 million, of which $9.5 million was recognized as of the Company’s second fiscal quarter of 2014, non-cash accelerated depreciation charges of approximately $21.0 million, of which $12.8 million was recognized as of the Company’s second fiscal quarter of 2014, and other cash closure costs of approximately $3.0 million. The Company expects to recognize the additional approximately $0.9 million in cash severance charges in its third fiscal quarter of 2014 and the additional approximately $8.2 million in non-cash accelerated depreciation costs by the end of its second fiscal quarter of 2015. The approximately $3.0 million in other cash closure costs are expected to be incurred prior to the end of the 2016 fiscal year. The costs described above were included in the amount of expected charges disclosed by the Company under the caption “Cost Savings Initiatives” in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 28, 2013.

This Form 8-K contains forward-looking statements regarding the Company’s business prospects. Forward-looking statements are typically preceded by terms such as “will,” “anticipates,” “intends,” “expects,” “plans,” “likely” or “believes” and other similar terms. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events and are inherently uncertain. Actual results may differ from those expressed or implied in the forward-looking statements, and the Company wishes to caution you not to place undue reliance on any forward-looking statements. The Company has provided cautionary language in its most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission identifying factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements. All forward-looking statements included in this Form 8-K are qualified in their entirety by such cautionary statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2014

The Hillshire Brands Company
(Registrant)

By:	Maria Henry

/s/ Maria Henry
Executive Vice President, Chief Financial Officer